Exhibit 10(oo)
AGILYSYS, INC.
2006 STOCK INCENTIVE PLAN
As Amended and Restated Effective May 22, 2009
ARTICLE 1
GENERAL PURPOSE OF PLAN; DEFINITIONS
     1.1 Name and Purposes. The name of this Plan is the Agilysys, Inc. 2006 Stock Incentive Plan. The purpose of this Plan is to enable Agilysys, Inc. and its Affiliates to: (i) attract and retain skilled and qualified officers, employees, directors and consultants who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate Participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the interests of the Participants with those of the Company’s Shareholders.
     1.2 Certain Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:
     (a) “Affiliate” means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 issued under the Exchange Act, and (ii) any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board of Directors in its discretion. For certain purposes described elsewhere in this Plan (for example, with respect to ISOs), only entities described in relevant tax or other law are considered affiliated with the Company.
     (b) “Award” means any grant under this Plan of a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Performance Share to any Plan Participant.
     (c) “Award Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.
     (d) “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.
     (e) “Cause” means a Participant’s termination of employment or directorship, as applicable, which shall have been the result of:
     (i) his conviction of any of the following offenses, provided that such offense results in material economic harm to the Company or any Affiliate or has a materially adverse effect on the operations, property or business relationships of the Company or an Affiliate: (A) misappropriation of money or other property of the Company or any Affiliate or (B) any felony;
     (ii) his failure, during his employment with the Company or any Affiliate, to devote his full time and undivided attention during normal business hours to the business and affairs of the Company or any Affiliate, except for reasonable vacations and for illness or incapacity; provided, however, that a Participant may, with the consent of the Company, serve as a director or member of an advisory committee of any organization involving no conflict of interest with the interests of the Company or its Affiliates, engage in charitable and community activities, and manage his personal affairs, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities of employment;

     (iii) his failure to substantially perform his employment duties with the Company or an Affiliate;
     (iv) his failure to substantially perform his duties as a Director; or
     (v) conduct that is in material competition with the Company or an Affiliate or conduct that breaches his duty of loyalty to the Company or an Affiliate or that is materially injurious to the Company or an Affiliate, monetarily or otherwise, which conduct may include, but is not limited to, (A) disclosing or misusing any confidential information pertaining to the Company or an Affiliate or (B) attempting, directly or indirectly, to induce any employee or agent of the Company or an Affiliate to be employed or perform services elsewhere.
The determination of whether any conduct, action or failure to act constitutes “Cause” shall be made by the Committee in its sole discretion.
     (f) “Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or other guidance promulgated thereunder. Whenever reference is made to a specific Internal Revenue Code section, such reference shall be deemed to be a reference to any successor Internal Revenue Code section or sections with the same or similar purpose.
     (g) “Committee” means the entity administering this Plan as provided in Section 2.1.
     (h) “Company” means Agilysys, Inc., a corporation organized under the laws of the State of Ohio and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to Agilysys, Inc. or substantially all of the assets of Agilysys, Inc. and that assumes the obligations of Agilysys, Inc. under this Plan by operation of law or otherwise.
     (i) “Date of Grant” means the date on which the Committee grants an Award or a future date that the Committee designates as the effective date of the Award at the time it grants the Award.
     (j) “Director” means a member of the Board of Directors.
     (k) “Disability” means a Participant’s physical or mental incapacity resulting from personal injury, disease, illness or other condition, which (i) prevents him from performing his duties for the Company or an Affiliate, as the same is determined by the Committee or its designee after reviewing any medical evidence or requiring any medical examinations which the Committee or its designee considers necessary to its determination; and (ii) results in his termination of employment or directorship, as applicable, with the Company or an Affiliate. Notwithstanding the foregoing, the Committee may, in its sole discretion, substitute a different definition for the term “Disability” to the extent provided herein or otherwise as appropriate.
     (l) “Early Retirement” means a Participant’s retirement from active employment or active directorship with the Company or an Affiliate on and after the later of attainment of age 55 or the completion of seven years of service.
     (m) “Eligible Director” is defined in Article 4.
     (n) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any lawful regulations or other guidance promulgated thereunder. Whenever reference is made to a specific ERISA section, such reference shall be deemed to be a reference to any successor ERISA section or sections with the same or similar purpose.

     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any lawful regulations or other guidance promulgated thereunder. Whenever reference is made to a specific Exchange Act section, such reference shall be deemed to be a reference to any successor Exchange Act section or sections with the same or similar purpose.
     (p) “Exercise Price” means the purchase price of a Share pursuant to a Stock Option.
     (q) “Fair Market Value” means the last closing price of a Share as reported on The Nasdaq Stock Market, or, if applicable, on another national securities exchange on which the Common Shares are principally traded, on the date for which the determination of Fair Market Value is made, or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not, or cease to be, traded on The Nasdaq Stock Market or another national securities exchange, the “Fair Market Value” of Common Shares shall be determined pursuant to a reasonable valuation method prescribed by the Committee. Notwithstanding the foregoing, as of any date, the “Fair Market Value” of Common Shares shall be determined in a manner consistent with Section 409A of the Code and the guidance then-existing thereunder to the extent applicable. In addition, “Fair Market Value” with respect to ISOs and SARs related to ISOs shall be determined in accordance with Article 6 and the rules relevant for ISO qualification.
     (r) “Incentive Stock Option” and “ISO” mean a Stock Option that is identified as such and which is intended to meet the requirements of Section 422 of the Code.
     (s) “Non-Qualified Stock Option” and “NQSO” mean a Stock Option that either (i) is designated as a Non-Qualified Stock Option or (ii) otherwise is not an ISO.
     (t) “Normal Retirement” means retirement from active employment or active directorship with the Company or an Affiliate on or after attainment of age 65.
     (u) “Outside Director” means a Director who meets the definitions of the terms “outside director” set forth in Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted for a similar purpose by the Internal Revenue Service, The Nasdaq Stock Market, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws and regulations as well as satisfying the Company’s relevant corporate governance guidelines and any applicable Committee charter provision.
     (v) “Parent” means any corporation which qualifies as a “parent corporation” of the Company under Section 424(e) of the Code relating to incentive stock options and certain employee stock purchase plans.
     (w) “Participant” means an officer, employee, consultant or Director who has been granted an Award.
     (x) “Performance Based Compensation” is defined in Article 9.
     (y) “Performance Period” means the time period specified by the Committee during which any performance objective must be satisfied.
     (z) “Performance Shares” is defined in Article 9.
     (aa) “Plan” means this Agilysys, Inc. 2006 Stock Incentive Plan, as amended from time to time.

     (bb) “Restricted Share Units” is defined in Article 8.
     (cc) “Restricted Shares” is defined in Article 8.
     (dd) “Retirement” means Normal Retirement or Early Retirement.
     (ee) “Rule 16b-3” means Rule 16b-3 issued under the Exchange Act, as such rule may be amended from time to time. Whenever reference is made to Rule 16b-3, such reference shall be deemed to be a reference to any successor rule with the same or a similar purpose.
     (ff) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and any lawful regulations or other guidance promulgated thereunder. Whenever reference is made to a specific Sarbanes-Oxley Act section, such reference shall be deemed to be a reference to any successor Sarbanes-Oxley Act section or sections with the same or similar purpose.
     (gg) “Section 16 Person” means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.
     (hh) “Section 162(m) Person” means, for any taxable year, a person who is a “covered employee” within the meaning of Section
162(m)(3) of the Code and whose compensation, therefore, is subject to the tax deductibility limitations of Section 162(m) of the Code.
     (ii) “Share” or “Shares” mean one or more of the common shares, without par value, of the Company.
     (jj) “Shareholder” means an individual or entity that owns one or more Shares.
     (kk) “Stock Appreciation Rights” and “SARs” mean any right pursuant to an Award granted under Article 7.
     (ll) “Stock Option” means any right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5 and may be an Incentive Stock Option or a Non-Qualified Stock Option.
     (mm) “Stock Power” means a power of attorney executed by a Participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Common Shares from the Participant to the Company or a third party.
     (nn) “Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code relating to incentive stock options and certain employee stock purchase plans.
     (oo) “Vested” means, regarding rights under this Plan, with respect to a Common Share, when the Common Share has been awarded; with respect to a Stock Option, that the time has been reached when the option to purchase Shares first becomes exercisable; with respect to a Stock Appreciation Right, when the Stock Appreciation Right first becomes exercisable for payment; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability; with respect to Restricted Share Units and Performance Shares, when the units or Shares are no longer subject to forfeiture and are convertible to Shares. The words “Vest” and “Vesting” have meanings correlative to the foregoing. The fact that an Award is Vested does not mean that it is free of restrictions which may be imposed by law, nor even that the Award may not be forfeited in certain circumstances under the Plan (for example, due to a termination of employment or directorship for Cause).

ARTICLE 2
ADMINISTRATION
     2.1 Authority and Duties of the Committee.
          (a) The Plan shall be administered by a Committee of at least three Directors who are appointed by the Board of Directors. Unless otherwise determined by the Board of Directors, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding the requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual then considered to be an Outside Director shall be deemed void because a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.
          (b) The Committee has the sole and exclusive power and authority to grant Awards pursuant to the terms of this Plan to officers, employees and Eligible Directors and consultants.
          (c) The Committee has the sole and exclusive power and authority, subject to any limitations specifically set forth in this Plan, to:
     (i) select the officers, employees and Eligible Directors and consultants to whom Awards are granted;
     (ii) determine the types of Awards granted and the timing of such Awards;
     (iii) determine the number of Shares to be covered by each Award granted hereunder;
     (iv) determine whether an Award is, or is intended to be, Performance Based Compensation within the meaning of Section 162(m) of the Code;
     (v) determine the other terms and conditions, not inconsistent with the terms of this Plan and any operative employment or other agreement, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;
     (vi) determine whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;
     (vii) subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan and any operative employment or other agreement;
     (viii) adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;
     (ix) promulgate such Award Agreements and other administrative forms as the Committee from time to time deems necessary or appropriate for administration of the Plan;
     (x) construe, interpret, administer and implement the terms and provisions of this Plan, any Award Agreements or other documents;

     (xi) make factual determinations with respect to the Plan and any Awards;
     (xii) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award Agreements or other documents;
     (xiii) prescribe any legends to be affixed to certificates representing Shares or other interests granted or issued under the Plan; and
     (xiv) otherwise supervise the administration of this Plan.
          (d) All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Shareholders and Participants, but may be made by their terms subject to ratification or approval by, the Board of Directors, another committee of the Board of Directors or Shareholders.
     2.2 Delegation of Duties and Retention of Advisers. The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes of Plan administration at the expense of the Company.
     2.3 Limitation of Liability. Members of the Board of Directors, members of the Committee and officers and employees of the Company or any Affiliate who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.
ARTICLE 3
STOCK SUBJECT TO PLAN
     3.1 Total Shares Limitation. Subject to the provisions of this Article, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 3,200,000, which may be treasury or authorized but unissued Shares.
     3.2 Other Limitations.
          (a) Option Limitation. The maximum number of Shares available with respect to all Stock Options (whether Incentive Stock Options or Non-Qualified Stock Options) granted under this Plan is 3,200,00 Shares. Therefore, Stock Options on up to 3,200,000 Shares may be granted as Incentive Stock Options.
          (b) Full Value Share Limitation. The maximum number of Shares available with respect to all Restricted Share, Restricted Share Unit and Performance Share Awards granted under this Plan is 1,600,000 Shares.
          (c) Per Participant Biannual Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any Participant in any two consecutive fiscal year period of the Company, regardless of whether such Awards are thereafter cancelled, terminated or forfeited, shall not exceed 1,600,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards, including but not limited to, Awards representing Performance Based Compensation as described in Section 162(m)(4)(C) of the Code.
          (d) Overall Biannual Limitation. The aggregate number of Shares underlying Awards granted under this Plan in any two consecutive fiscal year period of the Company, shall not exceed the sum of (i) 1,600,000 Shares (disregarding any Shares underlying Awards cancelled, terminated or forfeited during the period) plus (ii) the aggregate number of Shares underlying Awards previously cancelled, terminated or forfeited.

     3.3 Awards Not Exercised and Other Special Share Counting Rules.
          (a) Awards Not Exercised. If any outstanding Award, or portion thereof, expires, or is terminated, cancelled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, cancelled or forfeited Award shall be available for subsequent Awards under this Plan.
          (b) Shares Tendered in Payment. If the Exercise Price of an Award is paid in Shares, the Shares received by the Company in connection therewith shall not be added to the maximum aggregate number of Shares which may be issued under Section 3.1 nor in any other manner become eligible for issuance under this Plan.
          (c) Shares Reserved for SARs. If an Award of SARs is made, the number of Shares deemed subject to the Award shall equal the number of SARs awarded and each SAR exercised shall be counted as using one Share for purposes of Sections 3.1 and 3.2 of this Plan even though fewer Shares actually are issued to the Participant upon exercise.
          (d) Taxes. Shares sold or withheld to satisfy a Participant’s withholding tax obligations upon the lapse of restrictions on Restricted Shares or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of Shares under the Plan shall not thereafter become available for issuance under the Plan.
     3.4 Dilution and Other Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above and (iv) the purchase or Exercise Price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with: (i) Sections 422 and 424 of the Code with respect to ISOs and SARs related to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NQSOs and SARs related to NQSOs, applied as if the NQSOs were ISOs; (iii) Section 409A of the Code, to the extent necessary to avoid its application or avoid adverse tax consequences thereunder; and (iv) Section 162(m) of the Code with respect to Awards granted to Section 162(m) Persons that are intended to be Performance Based Compensation, unless specifically determined otherwise by the Committee.
ARTICLE 4
PARTICIPANTS
     4.1 Eligibility. Officers, all other active common law employees of the Company or any of its Affiliates, Directors (each an “Eligible Director”) and consultants who are selected by the Committee in its sole discretion are eligible to participate in this Plan. (See Article 13 and Article 17 with respect to the Shareholder approval requirement.) For purposes of determining eligibility, officers and employees of Affiliates who are not also officers or employees of the Company must hold such status with an Affiliate that has the necessary relationship for the Award to be granted (for example, the Affiliate must be a Parent or Subsidiary if an ISO is to be granted). Furthermore, if an Award is to be made to an officer, the officer must have the status necessary to receive such Award (for example, the officer must be an employee if an ISO is to be granted).

     4.2 Award Agreements. Awards are contingent upon the Participant’s execution of a written Award Agreement in a form prescribed by the Committee. Execution of an Award Agreement shall constitute the Participant’s irrevocable agreement (for himself and for anyone claiming through him such as an heir) to, and acceptance of, the terms and conditions of the Award set forth in such agreement and of the terms and conditions of the Plan applicable to such Award, including, without limitation, any withholding tax requirement pursuant to Article 15. Award Agreements may differ from time to time and from Participant to Participant.
ARTICLE 5
STOCK OPTION AWARDS
     5.1 Option Grant. Each Stock Option granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the appropriate Participant.
     5.2 Terms and Conditions of Grants. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and/or with respect to the Shares acquired upon exercise as may be provided in the relevant Award Agreements evidencing the Stock Options, so long as such terms and conditions are not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
          (a) Exercise Price. Subject to Section 3.4, the Exercise Price will never be less than 100% of the Fair Market Value of the Shares on the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee; provided, however, that such formula or method will provide for a minimum Exercise Price equal to the Fair Market Value of the Shares on the Date of Grant. Except as otherwise provided in Section 3.4, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares on the Date of Grant. Nothing in this Section 5.2(a) shall be construed as limiting the Committee’s authority to grant premium price Stock Options which do not become exercisable until the Fair Market Value of the underlying Shares exceeds a specified percentage (for example, 110% of Fair Market Value on the Date of Grant for ISOs granted to a 10% or greater owner of the Company) of the Exercise Price; provided, however,that such percentage will never be less than 100%.

          (b) Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed 10 years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be 10 years. Nothing in this Section 5.2(b) shall be construed as limiting the Committee’s authority to grant Stock Options with a term shorter than 10 years.
          (c) Vesting. Stock Options, or portions thereof, shall be exercisable at such time or times as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time, in full or in installments, the Committee may waive or accelerate such Vesting provisions at any time. (Also, see the Change in Control provisions in Article 11.)
          (d) Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any withholding tax pursuant to Article 15. The Exercise Price may be paid:
     (i) in cash in any manner satisfactory to the Committee;
     (ii) by tendering (by either actual delivery of Shares or by attestation) unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price applicable to such Stock Option exercise, and, with respect to the exercise of NQSOs, including Restricted Shares;
     (iii) by a combination of cash and unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option;
     (iv) by the Participant authorizing a broker to sell, on his behalf, the appropriate number of Shares otherwise issuable to the Participant upon the exercise of a Stock Option with the proceeds of sale applied to pay the Exercise Price and withholding tax; or
     (v) by another method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the Exercise Price.
          The Committee may suspend the use of any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment for the Company, adverse tax treatment for the Company or a Participant or a violation of the Sarbanes-Oxley Act.
          If the Exercise Price of an NQSO is paid by tendering Restricted Shares, then the Shares received upon the exercise will contain identical restrictions as the Restricted Shares so tendered.
          Except as otherwise permitted by law and in the Committee’s sole discretion, withholding tax may be paid only by cash or through a same day sale transaction.
          (e) Issuance of Shares. The Company will issue or cause to be issued Shares as soon as practicable upon exercise of the Option. No Shares will be issued until full payment has been made. Until the issuance
          (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option.
          (f) Type of Option. In general, a Stock Option Award Agreement will indicate whether the Stock Option is intended to be an ISO or a NQSO. Unless a Stock Option is designated as an ISO at the time of its grant, it shall be deemed to be an NQSO. ISOs are subject to the additional terms and conditions in Article 6.
          (g) Section 409A of the Code. Unless the Committee provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code dealing with nonqualified deferred compensation and all Stock Option Awards shall be construed and administered accordingly.
     5.3 Termination of Grants Prior to Expiration. Unless otherwise provided in the Award Agreement, or otherwise provided in an employment or other agreement entered into between the Participant and the Company and approved by the Committee, either before or after the Date of Grant, and subject to Article 6 with respect to ISOs, the following early termination provisions apply to all Stock Options:
          (a) Termination by Death. If a Participant’s employment or directorship with the Company or its Affiliates terminates by reason of his death, all Stock Options held by such Participant will immediately become Vested, but thereafter may only be exercised (by the legal representative of the Participant’s estate, or by the legatee or heir of the Participant pursuant to a will or the laws of descent and distribution) for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such death, or until the expiration of the original term of the Stock Option, whichever period is shorter.
          (b) Termination by Reason of Disability. If a Participant’s employment or directorship with the Company or its Affiliates terminates by reason of his Disability, all Stock Options held by such Participant will immediately become Vested, but thereafter may only be exercised for a period of one year (or such other period as the Committee may specify at or after the time of grant) from the date of such termination, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the Participant dies within such one year period (or such other period as applicable), any unexercised Stock Option held by such Participant will thereafter be exercisable by the legal representative of the Participant’s estate, or by the legatee or heir of the Participant pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the one year period (or other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.
          (c) Termination by Reason of Retirement. If a Participant’s employment or directorship with the Company or its Affiliates terminates by reason of his Retirement, all Stock Options held by such Participant immediately become Vested but thereafter may only be exercised for a period of two years (or such other period as the Committee may specify at or after the time of grant) from the date of such Retirement, or until the expiration of the original term of the Stock Option, whichever period is shorter. If the Participant dies within such two year period (or such other period as applicable), any unexercised Stock Option held by such Participant will thereafter be exercisable by the legal representative of the Participant’s estate, or by the legatee or heir of the Participant pursuant to a will or the laws of descent and distribution, for the greater of the remainder of the two year period (or such other period as applicable) or for a period of 12 months from the date of such death, but in no event shall any portion of the Stock Option be exercisable after its original stated expiration date.

          (d) Termination for Cause. If a Participant’s employment or directorship with the Company or its Affiliates is terminated for Cause, all Stock Options (or portions thereof) which have not been exercised, whether Vested or not, are automatically forfeited immediately upon termination.
          (e) Other Terminations. If a Participant’s employment or directorship with the Company or its Affiliates terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or for Cause, any Vested portions of Stock Options held by such Participant at the time of termination may be exercised by the Participant for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the date of such termination or until the expiration of the original term of the Stock Option, whichever period is the shorter. No portion of any Stock Option which is not Vested at the time of such termination will thereafter become Vested.
          (f) Certain Committee Determinations. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of employment or directorship for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of the Company or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of an Affiliate of the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the employment or directorship.
     5.4 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 3.4 hereof, without the prior approval of the Company’s Shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The Nasdaq Stock Market or such other stock market on which the Company’s Shares are traded.
ARTICLE 6
SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS
     6.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company or of an Affiliate, provided that the Affiliate is a Parent or Subsidiary.
     6.2 Special ISO Rules.
          (a) Exercise Price. The Exercise Price fixed at the time of grant will not be less than 100% of the Fair Market Value of the Shares as of the Date of Grant. If a variable Exercise Price is specified at the time of grant, the Exercise Price may vary pursuant to a formula or other method established by the Committee which provides a floor not less than Fair Market Value as of the Date of Grant. Except as otherwise provided in Section 3.4 hereof, dealing with the effects of certain corporate transactions, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares as of the Date of Grant.

     (b) Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan. (See the Plan effective date provisions in Article 17.)
     (c) Ten Percent Shareholder. No Participant may receive an ISO under this Plan if such Participant, at the time the Award is granted, owns (after application of the rules contained in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company, its Parent or any Subsidiary, unless (i) the option price for such ISO is at least 110% of the Fair Market Value of the Shares as of the Date of Grant, and (ii) such ISO is not exercisable on or after the fifth anniversary of the Date of Grant.
     (d) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan adopted by the Company or its Parent or its Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value shall exceed $100,000, such number of ISOs as shall have an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as NQSOs. This limitation shall be applied by taking Stock Options into account in the order in which granted.
     (e) Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO granted hereunder (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may such ISO (or related Stock Appreciation Right) be exercisable during a grantee’s lifetime other than by him (or his guardian or legal representative to the extent permitted by applicable law).
     (f) Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or Disability (as defined in Section 422 of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment, under the rules applicable to ISOs, such that no employment relationship exists between the Participant and the Company, a Parent or a Subsidiary.
     (g) Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, any related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code applicable to ISOs.
     6.3 Treatment as NQSO. Unless an Award Agreement for a Stock Option which is an ISO provides otherwise, it is intended that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.
     6.4 Disqualifying Dispositions. If Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
     6.5 Compliance with the Code. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code dealing with the tax qualification of ISOs and shall be so interpreted. Furthermore, if Section 422 of the Code is amended or modified, then, to the extent permitted by law, this Plan shall be deemed automatically amended or modified to comply with amendments or modifications to such Section 422. Any ISO which fails to comply with Section 422 of the Code automatically shall be treated as an NQSO appropriately granted under this Plan provided it otherwise meets the Plan’s requirements for NQSOs.

ARTICLE 7
STOCK APPRECIATION RIGHTS
     7.1 SAR Grant and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the appropriate Participant.
     7.2 SARs Granted in Conjunction with Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan, either at the same time or after the grant of the Stock Option, and will be subject to the following terms and conditions:
     (a) Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.
     (b) Exercisability. A Stock Appreciation Right shall be exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 or otherwise as the Committee may determine at or after the time of grant.
     (c) Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 on the number of Shares to be issued under this Plan, but only to the extent of the number of Shares actually issued under the Stock Appreciation Right at the time of exercise. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of the withholding tax requirements pursuant to Article 15, the holder of the Stock Appreciation Right shall be entitled to receive Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised. At any time the Exercise Price per Share of the related Stock Option exceeds the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.
     7.3 Independent SARs. Stock Appreciation Rights may be granted by the Committee without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:
     (a) Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed 10 years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

     (b) Exercise Price. Subject to Section 3.4, the base or Exercise Price of an independent Stock Appreciation Right shall never be less than 100% of the Fair Market Value of the Shares on the Date of Grant.
     (c) Exercisability. A Stock Appreciation Right shall be exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.
     (d) Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of the withholding tax requirements pursuant to Article 15, the holder of the Stock Appreciation Right shall be entitled to receive Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Date of Grant multiplied by the number of Stock Appreciation Rights being exercised. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Fair Market Value of a Share on the Date of Grant, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.
     (e) Early Termination Prior to Expiration. Unless otherwise provided in an employment or other agreement entered into between the holder of the Stock Appreciation Right and the Company and approved by the Committee, either before or after the Date of Grant, the early termination provisions set forth in Section 5.3 as applied to Non-Qualified Stock Options will apply to independent Stock Appreciation Rights.
     7.4 Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan and any operative employment or other agreement, as are determined from time to time by the Committee.
     7.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 3.4 hereof, without the prior approval of the Company’s Shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The Nasdaq Stock Market or other stock market on which the Company’s Shares are traded.
     7.6 Section 409A of the Code. Unless an Award Agreement approved by the Committee provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code dealing with nonqualified deferred compensation and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

ARTICLE 8
RESTRICTED SHARE AND RESTRICTED SHARE UNIT AWARDS
     8.1 Restricted Share Grants and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a Participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the Participant. Each Restricted Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the Participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.2) are to be determined by the Committee in its discretion.
     8.2 Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
     (a) Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a Participant, which may vary from time to time and from Participant to Participant and which may be below the Fair Market Value of such Restricted Shares at the Date of Grant, including, without limitation, a price of zero.
     (b) Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:
     (i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change in Control provisions in Article 11 unless otherwise provided by the Committee);
     (ii) a requirement that the Participant forfeit such Restricted Shares in the event of termination of the Participant’s employment or directorship with the Company or its Affiliates prior to Vesting;
     (iii) a prohibition against employment or retention of the Participant by any competitor of the Company or its Affiliates, or against dissemination by the Participant of any secret or confidential information belonging to the Company or an Affiliate or other forfeiture provisions relating to Cause;
     (iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and
     (v) such additional restrictions as are required to avoid the application of Section 409A of the Code thereto or to avoid adverse tax consequences under the Code or other taxing statutes and rules.
The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the Award Agreement for a Section 162(m) Person provides that such Award is intended to qualify as Performance Based Compensation, the provisions of Section 9.4(d) also will apply.

     (c) Delivery of Shares. Restricted Shares will be registered in the name of the Participant and deposited, together with a Stock Power, with the Company or its agent. Each such certificate will bear a legend in substantially the following form:
     “The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Agilysys, Inc. 2006 Stock Incentive Plan and an Award Agreement entered into between the registered owner and the Company. A copy of this Plan and Award Agreement are on file in the office of the Secretary of the Company.”
     At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, such Shares remaining after any tax withholding has occurred pursuant to Article 15, will be delivered free of all restrictions (except for any pursuant to Section 14.2) to the Participant or other appropriate person and with the foregoing legend removed.
     (d) Forfeiture of Shares. If a Participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the Participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the Participant or such other amount which may be specifically set forth in the Award Agreement. A Participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such Participant.
     (e) Voting and Other Rights. Except as otherwise required for compliance with Section 162(m) of the Code, other applicable law and the terms of the applicable Restricted Share agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the Participant holding such Restricted Shares shall have all the rights of a Shareholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares.
     (f) Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Share Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83(b) of the Code. The Committee may provide in an Award Agreement that the Restricted Share Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
     8.3 Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares that will be issued to a Participant at a future time or times at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and the Plan Participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded (subject to Section 3.2) are to be determined by the Committee in its sole discretion.

     8.4 Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
          (a) Purchase Price. The Committee shall determine the prices, if any, at which Shares are to be issued to a Participant after Vesting of Restricted Share Units, which may vary from time to time and among Participants and which may be below the Fair Market Value of Shares at the Date of Grant, including, without limitation, a price of zero.
          (b) Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:
     (i) a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;
     (ii) a requirement that the Participant forfeit such Restricted Share Unit in the event of termination of the Participant’s employment or directorship with the Company or its Affiliates prior to Vesting;
     (iii) a prohibition against employment of the Participant by, or provision of services by the Participant to, any competitor of the Company or its Affiliates, or against dissemination by the Participant of any secret or confidential information belonging to the Company or an Affiliate or other forfeiture provisions relating to Cause;
     (iv) any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The NASDAQ Stock Market or any other stock exchange or transaction reporting system upon which the Common Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws; and
     (v) such additional restrictions as are required to avoid the application of Section 409A of the Code thereto or to avoid adverse tax consequences under the Code or other taxing statutes or rules.
The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.
          (c) Performance Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the written Award Agreement for a Section 162(m) Person provides that such Award is intended to be Performance Based Compensation, the provisions of Section 9.4(d) also will apply.
          (d) Voting and Other Rights. A Participant holding Restricted Share Units shall not be deemed to be a Shareholder solely because of such units. Such Participant shall have no rights of a Shareholder with respect to such units; provided, however, that an Award Agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Restricted Share Unit Award.

     (e) Lapse of Restrictions. If a Participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares which are free of all restrictions except for any restrictions pursuant to Section 14.2.
     (f) Forfeiture of Restricted Share Units. If a Participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the Participant shall forfeit the Restricted Share Units.
     (g) Termination. A Restricted Share Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of employment or directorship of the Participant during the Performance Period. If a Participant’s employment or directorship with the Company or its Affiliates terminates by reason of his death, Disability or Retirement, the Committee in its discretion at or after the Date of Grant may determine that the Participant (or the heir, legatee or legal representative of the Participant’s estate) will receive a distribution of Shares in an amount which is not more than the number of Shares which would have been earned by the Participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be Performance Based Compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objectives.
     (h) Section 409A of the Code. Unless an Award Agreement approved by the Committee provides otherwise, Restricted Share Units awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code or to otherwise avoid adverse tax consequences thereunder and all Restricted Share Unit Awards shall be construed and administered accordingly. The Committee reserves the right to substitute a definition of the term “Disability” which is derived from a statute or regulations (e.g., Section 409A(a)(2)(C) of the Code) for the definition of such term set forth in this Plan, as it deems necessary or appropriate in its sole discretion with respect to Restricted Share Unit Awards.
     8.5 Time Vesting of Restricted Share and Restricted Share Unit Awards. Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.
ARTICLE 9
PERFORMANCE SHARE AWARDS
     9.1 Performance Share Awards and Agreements. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee and by a written Award Agreement dated as of the Date of Grant and executed by the Company and by the Plan Participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2) are to be determined by the Committee in its discretion.
     9.2 Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the Participant. The Committee will also specify the Performance Period. With respect to awards to Section 162(m) Persons intended to be Performance Based Compensation, the Committee may use performance objectives based on one or more of the following (or substantially similar) criteria: cash generation, profit, revenue, market share, profit or return ratios, Shareholder returns and/or specific, objective and measurable non financial objectives, stock price, sales, earnings per share, return on equity, costs, earnings, capital adjusted pre-tax earnings (economic profit), net income, operating income (including but not limited to EBIT or EBITDA), performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, Shareholders’ equity and cash flow. Performance objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions, provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code. The Committee may designate a single objective or objectives for performance measurement purposes. Performance measurement may be based on absolute Company, business unit or divisional performance and/or on performance as compared with that of other publicly-traded companies. The performance objectives and periods need not be the same for each Participant nor for each Award.
     9.3 Adjustment of Performance Objectives. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the Participants and the public Shareholders of the Company and such adjustment complies with the requirements of Section 162(m) of the Code for Section 162(m) Persons, to the extent applicable, unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock.
     9.4 Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement as the Committee deems desirable:
     (a) Delivery of Shares. As soon as practicable after the applicable Performance Period has ended, the Participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the Participant and will be free of all restrictions except for any restrictions pursuant to Section 14.2.
     (b) Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the Participant during the Performance Period. If a Participant’s employment or directorship with the Company or its Affiliates terminates by reason of his death, Disability or Retirement (except with respect to Section 162(m) Persons), the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements under Section 9.4(a), that the Participant (or the heir, legatee or legal representative of the Participant’s estate) will receive a distribution of a portion of the Participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of Shares which would have been earned by the Participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be Performance Based Compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objective.

     (c) Voting and Other Rights. Awards of Performance Shares do not provide the Participant with voting rights or rights to dividends prior to the Participant becoming the holder of record of Shares issued pursuant to an Award; provided, however, that an Award Agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Performance Share Award. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.
     (d) Performance-Based Compensation. The Committee may designate Performance Share Awards as being “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code. Such Awards shall be automatically amended or modified to comply with amendments to Section 162 of the Code to the extent applicable, unless the Committee indicates a contrary intention.
     9.5 Time Vesting of Performance Share Awards. Performance Share Awards, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.
     9.6 Special Limitations on Performance Share Awards. Unless an Award Agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code or to otherwise avoid adverse tax consequences thereunder and all Performance Share Awards shall be construed and administered accordingly. The Committee reserves the right to substitute a definition of the term “Disability” which is derived from a statute or regulations (e.g., Section 409A(a)(2)(C) of the Code) for the definition of such term set forth in this Plan, as it deems necessary or appropriate in its sole discretion with respect to Performance Share Awards.
ARTICLE 10
TRANSFERS AND LEAVES OF ABSENCE
     10.1 Transfer of Participant. For purposes of this Plan, the transfer of a Participant among the Company and its Affiliates shall not be deemed to be a termination of employment except as required by Section 422 of the Code with respect to ISOs or other applicable law including Section 409A of the Code, if relevant.
     10.2 Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:
     (a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;
     (b) a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and
     (c) any other absence determined by the Committee in its discretion not to constitute a termination of employment, to the extent such discretion is permitted by law including the applicable rules with respect to ISOs.

ARTICLE 11
EFFECT OF CHANGE IN CONTROL
     11.1 Change in Control Defined. “Change in Control” means the occurrence of any of the following:
     (a) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote generally in the election of Directors (“Voting Stock”) or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of Voting Stock of the Company generally prior to the transaction;
     (b) there is a report filed on Scheduled 13D or Scheduled 14D-1 (or any successor scheduled, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act),excluding the Company, any Affiliate, any employee benefit plan of the Company or an Affiliate, including the trustee of any such plan has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing thirty three and one-third percent (33-1/3%) or more of the combined voting power of the then-outstanding Voting Stock of the Company;
     (c) the Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or
     (d) the individuals who, at the beginning of any period of two (2) consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company’s Shareholders of each new Director of the Company was approved by a vote of at least two-thirds (2/3) of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period.
     11.2 Acceleration of Award. Except as otherwise provided in this Plan or an Award Agreement, immediately upon the occurrence of a Change in Control:
     (a) all outstanding Stock Options automatically become fully exercisable;
     (b) all Restricted Share Awards automatically become fully Vested;
     (c) all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, shall become Vested on a pro-rated basis as described in Section 11.2(d) with respect to Performance Share Awards) and, to the extent Vested, convertible to Shares at the election of the holder;
     (d) all Participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the Participant if 100% of the performance objectives for the current Performance Period had been achieved pro-rated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period; and
     (e) Stock Appreciation Rights automatically become fully Vested and fully exercisable.

ARTICLE 12
TRANSFERABILITY OF AWARDS
     12.1 Awards Are Non-Transferable. Except as provided in Sections 12.2 and 12.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.
     12.2 Inter-Vivos Exercise of Awards. During a Participant’s lifetime, Awards are exercisable only by the Participant or, as permitted by applicable law and notwithstanding Section 12.1 to the contrary, the Participant’s guardian or other legal representative.
     12.3 Limited Transferability of Certain Awards. Notwithstanding Section 12.1 to the contrary, Awards may be transferred by will and by the laws of descent and distribution. Moreover, the Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer is made (a) if the Award is an Incentive Stock Option, the transfer is consistent with Section 422 of the Code; (b) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (c) by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the Participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the Participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability. Transfers are subject to prior Committee approval (except as provided in Section 12.3(b)) or they are null and void.
ARTICLE 13
AMENDMENT AND DISCONTINUATION
     13.1 Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:
     (a) which would materially and adversely affect the rights of a Participant under any Award granted prior to the date such action is adopted by the Board of Directors without the Participant’s written consent thereto; and
     (b) without Shareholder approval, if Shareholder approval is required under applicable laws, regulations or exchange requirements (including Section 422 of the Code with respect to ISOs, and for the purpose of qualification as Performance Based Compensation under Section 162(m) of the Code).
Notwithstanding the foregoing, this Plan may be amended without Participants’ consent to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Company, the Plan or Participants; or (iii) avoid any unintended unfavorable tax effects for the Company, the Plan or Participants.
     13.2 Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his written consent.

ARTICLE 14
SHARE CERTIFICATES
     14.1 Delivery of Share Certificates. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions, to the extent applicable:
     (a) payment in full for the Shares and for any withholding tax (See Article 15);
     (b) completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;
     (c) admission of such Shares to listing on The Nasdaq Stock Market or any stock exchange on which the Shares are listed;
     (d) in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;
     (e) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and
     (f) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.
     14.2 Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which the Shares are then listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.
     14.3 Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.
ARTICLE 15
SATISFACTION OF WITHHOLDING TAX LIABILITIES
     15.1 In General. The Committee shall cause the Company to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments incident to this Plan, unless the Participant shall make an irrevocable written election delivered to the General Counsel of the Company, during a trading window period prior to the date any taxes become due and owing to pay any such taxes in cash and shall have delivered to the Company a sum equal to the required withholding as specified by the Company on or before the date such taxes are due and owing. The Participant or other recipient shall provide the Committee with such Stock Powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.

     15.2 Withholding from Share Distributions. Unless the Participant shall have made an election to pay taxes in cash and shall have provided the Company with the required payments as set forth in Section 15.1, with respect to a distribution in Shares pursuant to Restricted Share, Restricted Share Unit and Performance Share Awards under the Plan, the Committee shall cause the Company to sell the fewest number of such Shares for the proceeds of such sale to equal (or exceed by not more than that actual sale price of a single Share) the Participant’s or other recipient’s withholding tax liability, as set forth in Section 15.1, resulting from such distribution. The Committee shall withhold the proceeds of such sale for purposes of satisfying such withholding tax liability. In the event that a distribution in Shares does not result in any withholding tax liability as a result of the Participant’s election to be taxed at an earlier date or for any other reason, the Company shall not be required to sell any Shares distributed to the Participant.
     15.3 Delivery of Withholding Proceeds. The Committee shall cause the Company to deliver cash received from a Participant or the withholding proceeds to the Internal Revenue Service and/or other taxing authority in satisfaction of a Participant’s or other recipient’s tax liability arising from a payment.
ARTICLE 16
GENERAL PROVISIONS
     16.1 No Implied Rights to Awards, Employment or Directorship. No one has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of Participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment or directorship, and the Company and each Affiliate expressly reserve the right at any time to terminate employees free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award Agreement.
     16.2 Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
     16.3 Rule 16b-3 Compliance. This Plan is intended to comply with all applicable conditions of Rule 16b-3. All transactions involving any Participant subject to Section 16(a) shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such Participants.
     16.4 Code Section 162(m) Compliance. This Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to Performance Based Compensation for Participants who are Section 162(m) Persons. Unless the Committee expressly determines otherwise, any provision of this Plan that is contrary to such requirements does not apply to such Participants.
     16.5 Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the 16.6 Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included. business and/or assets of the Company.
     16.7 Governing Law. To the extent not preempted by Federal law, this Plan and all Award Agreements pursuant thereto are construed in accordance with and governed by the laws of the State of Ohio. This Plan is not intended to be governed by ERISA and shall be so construed and administered.

ARTICLE 17
EFFECTIVE DATE
     17.1 Effective Date. The effective date of this Agilysys, Inc. 2006 Stock Incentive Plan is the date on which the Shareholders of the Company approve it at a duly held Shareholder’s meeting.